SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 27, 2004

Date of report (Date of earliest event reported)

MOORE WALLACE INCORPORATED

(Exact name of registrant as specified in charter)

Canada	1-8014	98-0154502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Vipond Drive, Mississauaga, Ontario, Canada	L5T 2X1
(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number including area code: (905) 362-3100

N/A

(Former Name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On February 27, 2004, Moore Wallace Incorporated issued the following press release:

RR DONNELLEY AND MOORE WALLACE

COMPLETE COMBINATION

NEW TICKER SYMBOL “RRD” TO BE LAUNCHED MARCH 1

CHICAGO, TORONTO AND NEW YORK - February 27, 2004 – R.R. Donnelley & Sons Company (NYSE:DNY) and Moore Wallace Incorporated (NYSE: MWI) (TSX: MWI) announced today the completion of the combination of the two companies. As previously disclosed, shareholders of both companies approved, and all U.S. and Canadian regulatory authorities cleared, the combination.

Mark A. Angelson, Chief Executive Officer of RR Donnelley, said, “With the combination now complete, we will focus on building the RR Donnelley of the future. The new RR Donnelley combines the power of three tremendous brands and legacies to create the world’s most dynamic full-service commercial printer. It will offer the world’s leading corporations an unparalleled suite of print and print-related products and services that will help them meet the challenges of doing business every day. There will be virtually no printing solution a company could require that we cannot meet by drawing on our exceptional pre-media resources, production capabilities, logistics resources and information technology systems.”

The new RR Donnelley is now the largest printing company in North America, providing customers with the industry’s broadest array of high-quality, long- and short-run print products and services, from magazines, directories, books, catalogs, inserts and financial documents, to billing statements, outsourced customer communications, highly personalized direct mail, pre-media, print fulfillment, labels, collateral materials, forms and logistics services.

Mr. Angelson continued, “Execution will be essential and much hard work lies ahead, but we anticipate an effective integration, and we remain highly focused on our customers. We are confident that we will provide greater opportunities for our shareholders, our customers, our best employees, and our business partners. We will bring together the best talent in the industry, and we are committed to the highest standards of integrity, financial discipline and operational excellence. We have the scale, portfolio, capabilities and financial strength to distinguish ourselves in the marketplace and to deliver enhanced shareholder value.”

Under the terms of the previously announced agreement, all outstanding shares of Moore Wallace common stock will be exchanged for shares of RR Donnelley common stock based on a fixed exchange ratio of 0.63 of an RR Donnelley share for each Moore Wallace share.

Information regarding the exchange and distribution, including a letter of transmittal, will be sent to each Moore Wallace shareholder as well as instructions for exchanging Moore Wallace share certificates for RR Donnelley stock certificates. The mailing is expected to commence the week of March 1, 2004. Additional information about the transaction and the exchange will also be available on the Company’s web site.

RR Donnelley also announced that it will change its trading symbol from DNY to RRD. Shares of RR Donnelley will begin trading on the New York, Toronto and Chicago Stock Exchanges and the Pacific Stock Exchange under the new ticker symbol RRD on Monday, March 1, 2004. The trading of Moore Wallace common stock will be suspended before the opening of the market on March 1 on the New York Stock Exchange, and before the opening of the market on March 2 on the Toronto Stock Exchange.

The new RR Donnelley Board of Directors will consist of 15 directors. The eight directors continuing from the RR Donnelley board are: Gregory Q. Brown, James R. Donnelley, Judith H. Hamilton, Thomas S. Johnson, Oliver R. Sockwell, Bide L. Thomas, Norman H. Wesley and Stephen M. Wolf. The seven directors joining the RR Donnelley board from Moore Wallace are: Mark A. Angelson, Robert F. Cummings Jr., Alfred C. Eckert III, Joan D. Manley, John C. Pope, Michael T. Riordan and Lionel H. Schipper.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOORE WALLACE INCORPORATED

By:	/S/ THEODORE J. THEOPHILOS
Name:	Theodore J. Theophilos
Title:	Executive Vice President, Business and Legal Affairs & Secretary

DATE: February 27, 2004